UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/15/2016

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1735 Market Street, Suite 200 Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, CDI Corp. (“CDI” or the “Company”) issued a news release announcing that: (1) Scott Freidheim has resigned as the President and Chief Executive Officer (CEO) of the Company, and as a Director of the Company, and (2) Michael Castleman, the Company’s Chief Financial Officer, has been elected as President and has agreed to serve as interim CEO. These actions were effective on September 15, 2016. A copy of the news release is attached as Exhibit 99.1 to this Form 8-K.

Information regarding Michael Castleman

Michael S. Castleman, age 48, became the President and interim Chief Executive Officer of CDI on September 15, 2016. He is, and has been since March 2015, CDI’s Chief Financial Officer. He was an Executive Vice President of CDI from October 2014 until September 15, 2016. From October 2014 to March 2015, he was CDI’s Executive Vice President - Corporate Development and Operations. Prior to joining CDI, Mr. Castleman was President of the Kenmore, Craftsman and DieHard business unit of Sears Holdings Corporation (SHC) and a Corporate Senior Vice President of SHC (from September 2011 to October 2014). He was the Chief Financial Officer of the Kenmore, Craftsman and DieHard business unit of SHC and a Corporate Vice President of SHC from April 2011 to August 2011. From January 2009 to January 2011, he was a founding partner of EHP Capital, LLC and Springline Advisors LLC (value-focused investment vehicles). He previously served as a Managing Director of Lehman Brothers Inc. and co-founder and co-head of Lehman Brothers Venture Partners.

Separation Agreement with Scott Freidheim

CDI and Scott Freidheim entered into a Separation Agreement (the “Agreement”) on September 15, 2016. Certain terms of this Agreement are summarized below.

Resignation: Mr. Freidheim resigned from his positions as President and CEO and as a director of the Company effective September 15, 2016 (the “Separation Date”).

Post-Separation Payments: Mr. Freidheim will continue to receive his base salary until December 15, 2016 and will receive a lump sum payment of $318,000 following the effective date of the Agreement (the Agreement becomes effective once the seven-day revocation period following the Separation Date has expired without revocation by Mr. Freidheim).

Outstanding Equity Awards: On the effective date of the Agreement, 20,055 shares of Time-Vested Deferred Stock (TVDS) that were granted to Mr. Freidheim in September 2014 will vest (plus an additional 2,302 shares representing dividend equivalents), and the remaining 29,945 shares of TVDS in that award will be forfeited. Also on the effective date of the Agreement, the outstanding 4,800 shares of TVDS which Mr. Freidheim received under the Executive Stock Purchase Opportunity Program in September 2014 will vest (plus an additional 549 shares representing dividend equivalents). The Performance Units granted to Mr. Freidheim in September 2014 and January 2015 will remain outstanding and be eligible to be earned until up to March 15, 2017 in accordance with the terms of his Performance Units award agreements, and to the extent not so earned by March 15, 2017, the Performance Units will be terminated and forfeited on such date.

General Release: The Agreement contains a general release from Mr. Freidheim of any claims that he may have against CDI and its affiliates.

Restrictive Covenants: The non-competition and non-solicitation restrictions set forth in Mr. Freidheim’s employment agreement will continue to apply through the first anniversary of the Separation Date.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement between CDI Corp. and Scott Freidheim dated September 15, 2016.
99.1	News Release issued by CDI Corp. on September 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Executive Vice President,
Chief Administrative Officer
and General Counsel
Date: September 19, 2016

EXHIBIT INDEX

Number	Description
10.1	Separation Agreement between CDI Corp. and Scott Freidheim dated September 15, 2016.

99.1	News Release issued by CDI Corp. on September 16, 2016.